PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
To Prospectus Dated July 17, 2003	Registration No. 333-104632

Socket Communications, Inc.

4,844,797 Shares
of
Common Stock

This Prospectus Supplement, together with the Prospectus listed above, is to be used by certain holders of the above-referenced shares of common stock or by their transferees, pledges or other successors in interest in connection with the offer and sale of the above-referenced shares of common stock.

The table captioned "Selling Stockholders" commencing on page 14 of the Prospectus is hereby amended to delete the selling stockholder, "Spencer Trask Ventures, Inc.," and to add the following selling stockholders.

Certificate Name	Shares Beneficially Owned Prior to Offering	Number of Shares Being Offered	Shares Beneficially Owned After Offering
			Number	Percent
Beth Abarca (75)	3,232	3,232	*	*
Bruce Alexander (76)	3,232	3,232	*	*
Charles Aquilina (77)	646	646	*	*
Arnel Aquino (78)	1,077	1,077	*	*
Sharon Aviles (79)	646	646	*	*
Helen Bachthaler (80)	431	431	*	*
Donna Baselice (81)	3,232	3,232	*	*
Roger Baumberger (82)	12,887	10,387	2,500	*
Lori Belmonte (83)	1,077	1,077	*	*
James Benedict (84)	5,387	5,387	*	*
Laura Cabo (85)	3,537	3,537	*	*
Deanna Caffarone (86)	646	646	*	*
Scott Cardone (87)	1,077	1,077	*	*
Troy Cates (88)	1,077	1,077	*	*
John Clarke (89)	15,500	15,500	*	*
Rosa Cubeiro-Iglesias (90)	646	646	*	*
David DiGiacinto (91)	6,465	6,465	*	*
Heather Donahue (92)	2,296	2,296	*	*
DiAnn Ellis (93)	1,077	1,077	*	*
Donald Farley (94)	7,542	7,542	*	*
Matthew Fuscaldo (95)	1,077	1,077	*	*
Joseph Gatti, Jr. (96)	1,077	1,077	*	*
Janine Goldblatt (97)	431	431	*	*
Tara Hanley (98)	1,077	1,077	*	*
Todd Harrigan (99)	95	95	*	*
John Heidenreich (100)	5,388	5,388	*	*
Tim Herrmann (101)	1,063	1,063	*	*
John Higgins (102)	9,697	9,697	*	*
David Hochman (103)	5,387	5,387	*	*
Susan Hoffmann (104)	2,296	2,296	*	*
Thomas Hutzel (105)	5,387	5,387	*	*
Patricia Koo (106)	1,077	1,077	*	*
David Landskowsky (107)	1,077	1,077	*	*
Paul Latchford (108)	7,542	7,542	*	*
William Lederer (109)	1,077	1,077	*	*
Scott Leishman (110)	5,387	5,387	*	*
Bruno Lerer (111)	5,387	5,387	*	*
Kirk Loury (112)	95	95	*	*
Ronald Luken (113)	5,387	5,387	*	*
Erika McCarthy (114)	646	646	*	*
Patrick McGovern (115)	9,697	9,697	*	*
Rosemarie Melnichuk (116)	796	796	*	*
Irving Minnaker (117)	2,251	2,251	*	*
Richard Mish (118)	8,242	8,242	*	*
Steve Nicholson (119)	53	53	*	*
Elizabeth Olsen (120)	3,232	3,232	*	*
Eric Paul (121)	3,232	3,232	*	*
Jessica Phillips (122)	3,232	3,232	*	*
Francis C. Piotrowski (123)	1,077	1,077	*	*
Alida Provence (124)	646	646	*	*
Richard Ramlall (125)	6,465	6,465	*	*
Joanne Reda (126)	646	646	*	*
Eric Rubenstein (127)	16,767	16,767	*	*
Neil Rubin (128)	13,609	13,609	*	*
Antonio Santos (129)	431	431	*	*
Scott Schulte (130)	1,579	1,579	*	*
Scottish Annuity & Life International Insurance Company (Bermuda), LTD. (131)	9,810	9,810	*	*
Aaron Segal (132)	16,577	16,577	*	*
Michael Siek (133)	140	140	*	*
Michael Silverman (134)	2,877	2,877	*	*
Megan Smyth (135)	1,077	1,077	*	*
Allen M. Snelling (136)	2,352	2,352	*	*
Lydia Soler (137)	1,077	1,077	*	*
Spencer Trask & Co. (138)	240,631	240,631	*	*
Don Spongberg (139)	526	526	*	*
Adam Stern (140)	210,046	210,046	*	*
J. Jason Stewart (141)	608	608	*	*
Christopher Terzini (142)	3,232	3,232	*	*
Matthew J. Thomas (143)	3,302	3,302	*	*
Jed Trosper (144)	7,542	7,542	*	*
Samuel Victor Vail (145)	7,365	7,365	*	*
Paul Vincent (146)	1,077	1,077	*	*
Rachael Waters (147)	646	646	*	*
Joshua Wisotsky (148)	1,136	1,136	*	*
William Woodfield (149)	5,387	5,387	*	*
Carol Zervoulei (150)	1,077	1,077	*	*

______________________
* Less than 1%
(75) Includes 3,232 shares of common stock subject to a warrant.
(76) Includes 3,232 shares of common stock subject to a warrant.
(77) Includes 646 shares of common stock subject to a warrant.
(78) Includes 1,077 shares of common stock subject to a warrant.
(79) Includes 646 shares of common stock subject to a warrant.
(80) Includes 431 shares of common stock subject to a warrant.
(81) Includes 3,232 shares of common stock subject to a warrant.
(82) Includes 10,387 shares of common stock subject to a warrant. Shares beneficially owned includes the shares set forth in the previous sentence and 2,500 shares of common stock held by Mr. Baumberger.
(83) Includes 1,077 shares of common stock subject to a warrant.
(84) Includes 5,387 shares of common stock subject to a warrant.
(85) Includes 3,537 shares of common stock subject to a warrant.
(86) Includes 646 shares of common stock subject to a warrant.
(87) Includes 1,077 shares of common stock subject to a warrant.
(88) Includes 1,077 shares of common stock subject to a warrant.
(89) Includes 15,500 shares of common stock subject to a warrant.
(90) Includes 646 shares of common stock subject to a warrant.
(91) Includes 6,465 shares of common stock subject to a warrant.
(92) Includes 2,296 shares of common stock subject to a warrant.
(93) Includes 1,077 shares of common stock subject to a warrant.
(94) Includes 7,542 shares of common stock subject to a warrant.
(95) Includes 1,077 shares of common stock subject to a warrant.
(96) Includes 1,077 shares of common stock subject to a warrant.
(97) Includes 431 shares of common stock subject to a warrant.
(98) Includes 1,077 shares of common stock subject to a warrant.
(99) Includes 95 shares of common stock subject to a warrant.
(100) Includes 5,388 shares of common stock subject to a warrant.
(101) Includes 1,063 shares of common stock subject to a warrant.
(102) Includes 9,697 shares of common stock subject to a warrant.
(103) Includes 5,387 shares of common stock subject to a warrant.
(104) Includes 2,296 shares of common stock subject to a warrant.
(105) Includes 5,387 shares of common stock subject to a warrant.
(106) Includes 1,077 shares of common stock subject to a warrant.
(107) Includes 1,077 shares of common stock subject to a warrant.
(108) Includes 7,542 shares of common stock subject to a warrant.
(109) Includes 1,077 shares of common stock subject to a warrant.
(110) Includes 5,387 shares of common stock subject to a warrant.
(111) Includes 5,387 shares of common stock subject to a warrant.
(112) Includes 95 shares of common stock subject to a warrant.
(113) Includes 5,387 shares of common stock subject to a warrant.
(114) Includes 646 shares of common stock subject to a warrant.
(115) Includes 9,697 shares of common stock subject to a warrant.
(116) Includes 796 shares of common stock subject to a warrant.
(117) Includes 2,251 shares of common stock subject to a warrant.
(118) Includes 8,242 shares of common stock subject to a warrant.
(119) Includes 53 shares of common stock subject to a warrant.
(120) Includes 3,232 shares of common stock subject to a warrant.
(121) Includes 3,232 shares of common stock subject to a warrant.
(122) Includes 3,232 shares of common stock subject to a warrant.
(123) Includes 1,077 shares of common stock subject to a warrant.
(124) Includes 646 shares of common stock subject to a warrant.
(125) Includes 6,465 shares of common stock subject to a warrant.
(126) Includes 646 shares of common stock subject to a warrant.
(127) Includes 16,767 shares of common stock subject to a warrant.
(128) Includes 13,609 shares of common stock subject to a warrant.
(129) Includes 431 shares of common stock subject to a warrant.
(130) Includes 1,579 shares of common stock subject to a warrant.
(131) Includes 9,810 shares of common stock subject to a warrant. Gary Dombowsky and Chad Mercer have voting control in respect of these securities held by Scottish Annuity & Life International Insurance Company (Bermuda), LTD.
(132) Includes 16,577 shares of common stock subject to a warrant.
(133) Includes 140 shares of common stock subject to a warrant.
(134) Includes 2,877 shares of common stock subject to a warrant.
(135) Includes 1,077 shares of common stock subject to a warrant.
(136) Includes 2,352 shares of common stock subject to a warrant.
(137) Includes 1,077 shares of common stock subject to a warrant.
(138) Includes 240,631 shares of common stock subject to a warrant. Kevin Kimberlin and William Dioguardi have voting control in respect of these securities held by Spencer Trask & Co.
(139) Includes 526 shares of common stock subject to a warrant.
(140) Includes 210,046 shares of common stock subject to a warrant.
(141) Includes 608 shares of common stock subject to a warrant.
(142) Includes 3,232 shares of common stock subject to a warrant.
(143) Includes 3,302 shares of common stock subject to a warrant.
(144) Includes 7,542 shares of common stock subject to a warrant.
(145) Includes 7,365 shares of common stock subject to a warrant.
(146) Includes 1,077 shares of common stock subject to a warrant.
(147) Includes 646 shares of common stock subject to a warrant.
(148) Includes 1,136 shares of common stock subject to a warrant.
(149) Includes 5,387 shares of common stock subject to a warrant.
(150) Includes 1,077 shares of common stock subject to a warrant.

For a discussion of certain factors that should be considered in connection with an investment in the securities offered hereby, see "Risk Factors" beginning on page 3 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is September 3, 2003.